As filed with the Securities and Exchange Commission on June 21, 2007
Registration No. 333-63661

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 RADIOSHACK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	75-1047710
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

MS CF3-203, 300 RadioShack Circle Fort Worth, Texas (Address of Principal Executive Offices)	76102 (Zip Code)

RadioShack Supplemental Stock Purchase Plan
(Full title of the plan)

 Steve W. Milton
Assistant Corporate Secretary
RadioShack Corporation
300 RadioShack Circle
MS CF4-101
Fort Worth, Texas 76102
(Name and address of agent for service)

(817) 415-3700
(Telephone number, including area code, of agent for service)

Explanatory Note

This Post-Effective Amendment No. 1 is being filed to deregister certain securities originally registered pursuant to the Registration Statement on Form S-8 filed on September 18, 1998 (File No. 333-63661) (the “Registration Statement”), with respect to shares of the Common Stock, par value $1.00 (the “Common Stock”), of RadioShack Corporation (the “Registrant”), thereby registered for offer or sale pursuant to the RadioShack Supplemental Stock Plan (f/k/a the Tandy Employees Supplemental Stock Plan) (the “Plan”).  A total of 1,000,000 shares were registered for issuance under the Registration Statement.

As a result of the suspension of the Plan effective July 1, 2006, all participant accounts were closed, all net assets of the Plan were distributed to the participants, and no additional shares of Common Stock are currently anticipated to be issued under the Plan. In connection with this suspension of the Plan, this Post-Effective Amendment No. 1 is filed to deregister the remaining 693,036 shares of Common Stock covered by the Registration Statement.

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Signatures

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 21st day of June, 2007.

RADIOSHACK CORPORATION

By:	/s/ James F. Gooch
Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to
Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of June, 2007.

Signature	Title

/s/ Julian C. Day	Chairman of the Board, Director and Chief Executive
Julian C. Day	Officer (Principal Executive Officer)

/s/ James F. Gooch	Executive Vice President and Chief Financial Officer
James F. Gooch	(Principal Financial Officer)

/s/ David P. Johnson	Senior Vice President - Corporate Controller
David P. Johnson	(Principal Accounting Officer)

/s/ Frank J. Belatti	Director
Frank J. Belatti

/s/ Robert S. Falcone	Director
Robert S. Falcone

/s/ Daniel R. Feehan	Director
Daniel R. Feehan

/s/ Richard J. Hernandez	Director
Richard J. Hernandez

/s/ H. Eugene Lockhart	Director
H. Eugene Lockhart

/s/ Jack L. Messman	Director
Jack L. Messman

/s/ William G. Morton, Jr.	Director
William G. Morton, Jr.

/s/ Thomas G. Plaskett	Director
Thomas G. Plaskett

Director
Edwina D. Woodbury

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The Plan. Pursuant to the requirements of the Securities Act of 1933, the RadioShack Supplemental Stock Program has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth and State of Texas, on the 21st day of June, 2007.

  RADIOSHACK SUPPLEMENTAL STOCK PROGRAM
  ADMINISTRATIVE COMMITTEE

By:	/s/ J. Mills
J. Mills
Administrative Committee Member

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